The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION        As Amended on
                                                                October 15, 2008

Pricing Supplement dated October _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                   $
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer
                          Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to fifty-three
                              (53) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 October 28, 2008

Issuance Date:                October 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the last business day
                              of each month, unless that day is not a business
 Coupon Payment Date (s):     day, in which case the coupon payment date will be
                              the first preceding day that is a business day.
                              The final coupon will be paid on the Maturity
                              Date.


Three Month Notes:

            Valuation Date:   January 27, 2009

             Maturity Date:   January 30, 2009


Six Month Notes:

            Valuation Date:   April 27, 2009

             Maturity Date:   April 30, 2009


Twelve Month Notes:

            Valuation Date:   October 27, 2009

             Maturity Date:   October 30, 2009

Reference Stock:

No.   Principal   Reference Stock                       Ticker   Coupon   Strike  Barrier   Term      Monitoring Method     CUSIP
---   ---------   ---------------                       ------   ------   ------  -------   ----      -----------------     -----
       Amount                                                     Rate     Price   Price
       ------                                                     ----     -----   -----
 999      $       Alcoa Inc.                            AA        16.00%   $[ ]     65%    3 month   Close of Trading Day  78008GSD5

1000      $       Apple Inc.                            AAPL      28.00%   $[ ]     65%    3 month   Close of Trading Day  78008GSE3

1001      $       America Movil SAB de C.V.             AMX        6.00%   $[ ]     70%    3 month   Close of Trading Day  78008GSF0

1002      $       Banco Bradesco S.A.                   BBD       11.00%   $[ ]     70%    3 month   Close of Trading Day  78008GSG8

1003      $       Chesapeake Energy Corporation         CHK       30.50%   $[ ]     70%    3 month   Close of Trading Day  78008GSH6

1004      $       Cisco Systems, Inc.                   CSCO      15.25%   $[ ]     80%    3 month   Close of Trading Day  78008GSJ2

1005      $       Cemex SAB de C.V.                     CX        11.25%   $[ ]     70%    3 month   Close of Trading Day  78008GSK9

1006      $       Freeport-McMoRan Copper & Gold, Inc.  FCX       40.00%   $[ ]     75%    3 month   Close of Trading Day  78008GSL7

1007      $       General Electric Company              GE        11.75%   $[ ]     60%    3 month   Close of Trading Day  78008GSM5

1008      $       General Motors Corporation            GM        15.00%   $[ ]     60%    3 month   Close of Trading Day  78008GSN3

1009      $       Google Inc.                           GOOG      24.00%   $[ ]     75%    3 month   Close of Trading Day  78008GSP8

1010      $       Hudson City Bancorp, Inc.             HCBK      11.50%   $[ ]     70%    3 month   Close of Trading Day  78008GSQ6

1011      $       JPMorgan Chase & Co.                  JPM       19.25%   $[ ]     65%    3 month   Close of Trading Day  78008GSR4

1012      $       JPMorgan Chase & Co.                  JPM       12.25%   $[ ]     60%    3 month   Close of Trading Day  78008GSS2

1013      $       Southwest Airlines Co.                LUV       19.00%   $[ ]     70%    3 month   Close of Trading Day  78008GUL4

1014      $       Microsoft Corporation                 MSFT       6.75%   $[ ]     75%    3 month   Close of Trading Day  78008GST0

1015      $       Petroleo Brasileiro S.A.              PBR       25.50%   $[ ]     70%    3 month   Close of Trading Day  78008GSU7

1016      $       PACCAR Inc                            PCAR      22.00%   $[ ]     70%    3 month   Close of Trading Day  78008GSV5

1017      $       Research In Motion Limited            RIMM      26.00%   $[ ]     65%    3 month   Close of Trading Day  78008GSW3

1018      $       Companhia Vale do Rio Doce            RIO       19.50%   $[ ]     60%    3 month   Close of Trading Day  78008GSX1

1019      $       Valero Energy Corporation             VLO       21.25%   $[ ]     65%    3 month   Close of Trading Day  78008GSY9

1020      $       Wells Fargo & Company                 WFC       18.50%   $[ ]     65%    3 month   Close of Trading Day  78008GSZ6

1021      $       America Movil SAB de C.V.             AMX       11.00%   $[ ]     70%    6 month   Close of Trading Day  78008GTA0

1022      $       American Express Company              AXP       23.00%   $[ ]     70%    6 month   Close of Trading Day  78008GTB8

1023      $       Bank of America Corporation           BAC       20.00%   $[ ]     60%    6 month   Close of Trading Day  78008GTC6

1024      $       Banco Bradesco S.A.                   BBD       14.75%   $[ ]     70%    6 month   Close of Trading Day  78008GTD4

1025      $       Caterpillar Inc.                      CAT       13.50%   $[ ]     70%    6 month   Close of Trading Day  78008GTE2

1026      $       CONSOL Energy Inc.                    CNX       23.25%   $[ ]     60%    6 month   Close of Trading Day  78008GTF9

1027      $       ConocoPhillips                        COP       13.75%   $[ ]     70%    6 month   Close of Trading Day  78008GTG7

1028      $       Cemex SAB de C.V.                     CX        14.50%   $[ ]     70%    6 month   Close of Trading Day  78008GTH5

1029      $       Deere & Company                       DE        20.50%   $[ ]     75%    6 month   Close of Trading Day  78008GTJ1

1030      $       The Goldman Sachs Group, Inc.         GS        20.25%   $[ ]     65%    6 month   Close of Trading Day  78008GTK8

1031      $       The Goodyear Tire & Rubber Company    GT        25.00%   $[ ]     65%    6 month   Close of Trading Day  78008GTL6

1032      $       Hudson City Bancorp, Inc.             HCBK      15.00%   $[ ]     70%    6 month   Close of Trading Day  78008GTM4

1033      $       Harley-Davidson, Inc.                 HOG       19.50%   $[ ]     70%    6 month   Close of Trading Day  78008GTN2

1034      $       Lowe's Companies, Inc.                LOW       19.25%   $[ ]     75%    6 month   Close of Trading Day  78008GTP7

1035      $       Monsanto Company                      MON       22.00%   $[ ]     70%    6 month   Close of Trading Day  78008GTQ5

1036      $       Microsoft Corporation                 MSFT      18.00%   $[ ]     75%    6 month   Close of Trading Day  78008GTR3

1037      $       Noble Corporation                     NE        26.00%   $[ ]     70%    6 month   Close of Trading Day  78008GTS1

1038      $       Nucor Corporation                     NUE       23.75%   $[ ]     65%    6 month   Close of Trading Day  78008GTT9

1039      $       Petroleo Brasileiro S.A.              PBR       23.50%   $[ ]     70%    6 month   Close of Trading Day  78008GTU6

1040      $       Southern Copper Corporation           PCU       26.25%   $[ ]     65%    6 month   Close of Trading Day  78008GTV4

1041      $       Schering-Plough Corporation           SGP       13.50%   $[ ]     75%    6 month   Close of Trading Day  78008GTW2

1042      $       Sunoco, Inc.                          SUN       21.00%   $[ ]     60%    6 month   Close of Trading Day  78008GTX0

                                      P-2

1043      $       Exxon Mobil Corporation               XOM       19.00%   $[ ]     80%    6 month   Close of Trading Day  78008GTY8

1044      $       XTO Energy, Inc.                      XTO       21.00%   $[ ]     70%    6 month   Close of Trading Day  78008GTZ5

1045      $       Bristol-Myers Squibb Company          BMY       11.00%   $[ ]     80%    12 month  Close of Trading Day  78008GUA8

1046      $       Chevron Corporation                   CVX       13.50%   $[ ]     80%    12 month  Close of Trading Day  78008GUB6

1047      $       Goldcorp, Inc.                        GG        17.00%   $[ ]     65%    12 month  Close of Trading Day  78008GUD2

1048      $       Ingersoll-Rand Company Ltd.           IR        13.50%   $[ ]     75%    12 month  Close of Trading Day  78008GUE0

1049      $       Norfolk Southern Corporation          NSC       12.50%   $[ ]     70%    12 month  Close of Trading Day  78008GUF7

1050      $       Pfizer Inc.                           PFE       11.25%   $[ ]     80%    12 month  Close of Trading Day  78008GUG5

1051      $       Schlumberger Limited                  SLB       14.00%   $[ ]     70%    12 month  Close of Trading Day  78008GUH3

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is between __% and __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is between __% and __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is between --% and __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------



                         RBC Capital Markets Corporation
                                 October _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                     If the closing         If the closing
                                   market price of the    market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below       falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical          Amount as       Cash Delivery
       Hypothetical Final              Payment at             Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GSD5 (AA): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSE3 (AAPL): [ ]% of each stated interest payment (28.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSF0 (AMX): [ ]% of each stated interest payment (6.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (6.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSG8 (BBD): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSH6 (CHK): [ ]% of each stated interest payment (30.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (30.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSJ2 (CSCO): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSK9 (CX): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSL7 (FCX): [ ]% of each stated interest payment (40.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (40.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSM5 (GE): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSN3 (GM): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSP8 (GOOG): [ ]% of each stated interest payment (24.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSQ6 (HCBK): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSR4 (JPM): [ ]% of each stated interest payment (19.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSS2 (JPM): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUL4 (LUV): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GST0 (MSFT): [ ]% of each stated interest payment (6.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (6.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSU7 (PBR): [ ]% of each stated interest payment (25.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSV5 (PCAR): [ ]% of each stated interest payment (22.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSW3 (RIMM): [ ]% of each stated interest payment (26.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSX1 (RIO): [ ]% of each stated interest payment (19.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSY9 (VLO): [ ]% of each stated interest payment (21.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSZ6 (WFC): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTA0 (AMX): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTB8 (AXP): [ ]% of each stated interest payment (23.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTC6 (BAC): [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTD4 (BBD): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTE2 (CAT): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTF9 (CNX): [ ]% of each stated interest payment (23.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTG7 (COP): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTH5 (CX): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTJ1 (DE): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTK8 (GS): [ ]% of each stated interest payment (20.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTL6 (GT): [ ]% of each stated interest payment (25.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTM4 (HCBK): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTN2 (HOG): [ ]% of each stated interest payment (19.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTP7 (LOW): [ ]% of each stated interest payment (19.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTQ5 (MON): [ ]% of each stated interest payment (22.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTR3 (MSFT): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTS1 (NE): [ ]% of each stated interest payment (26.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTT9 (NUE): [ ]% of each stated interest payment (23.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTU6 (PBR): [ ]% of each stated interest payment (23.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTV4 (PCU): [ ]% of each stated interest payment (26.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTW2 (SGP): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTX0 (SUN): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTY8 (XOM): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTZ5 (XTO): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUA8 (BMY): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUB6 (CVX): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUD2 (GG): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUE0 (IR): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUF7 (NSC): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUG5 (PFE): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUH3 (SLB): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. (Alcoa) is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all aspects of the industry, including technology, mining, refining, smelting, fabricating, and recycling. Alcoa's products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. Alcoa is a global company operating in 44 countries. In addition, Alcoa has investments and activities in Australia, Brazil, China, Iceland, Jamaica, Guinea, and Russia. Alcoa's operations consist of six worldwide segments: Alumina; Primary Metals; Flat-Rolled Products; Extruded and End Products; Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Apple Inc. designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o America Movil S.A.B. DE C.V. (America Movil) is a provider of wireless communications services in Latin America. As of December 31, 2007, it had 153.4 million subscribers in 17 countries. Through Radiomovil Dipsa, S.A. de C.V., which operates under the name Telcel, the Company provides mobile telecommunications service in all nine regions in Mexico. As of December 31, 2007, Telcel had 50.0 million subscribers. The Company operates in Brazil through its subsidiaries, Claro S.A. and Americel S.A. (Americel), under the unified brand name Claro. Its network covers the main cities in Brazil, including Sao Paulo and Rio de Janeiro. The Company provides wireless services in Argentina, Paraguay, Uruguay and Chile. America Movil provides wireless services in Colombia under the Comcel brand. It also provides fixed-line and wireless services in Guatemala, El Salvador and Nicaragua. In August 2008, America Movil acquired Nicaraguan telecommunications company, Estesa Holding Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16269

     o American Express Company (American Express) is a global payments and travel company. The Company's principal products and services are charge and credit payment card products, and travel-related services offered to consumers and businesses around the world. During the year ended December 31, 2007, the Company realigned its reportable operating segments into two: the Global Consumer Group and the Global Business-to-Business Group. Accordingly, U.S. Card Services and International Card Services were aligned within the Global Consumer Group, and Global Commercial Services (GCS) and Global Network & Merchant Services (GNMS) were aligned within the Global Business-to-Business Group. In February 2008, the Company announced that it has completed the sale of its international banking subsidiary, American Express Bank Ltd. (AEB), to Standard Chartered PLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. The Company operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines (ATMs) and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2007, it acquired U.S. Trust Corporation. In July 2008, Bank of America acquired Countrywide Financial Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Banco Bradesco S.A. (Bradesco) is a private-sector (non-government controlled) bank that provides a range of banking and financial products and services in Brazil and abroad to individuals, small- to mid-sized companies, and major local and international corporations and institutions. Its services and products encompass banking operations, such as lending and deposit taking, credit card issuance, consortiums, insurance, leasing, payment collection and processing, pension plans, asset management and brokerage services. Bradesco is also an insurance, pension plan and titulos de capitalizacao (certificated savings plans) provider in Brazil. In August 2007, the Company acquired Banco BMC S.A. In March 2008, the Company acquired Agora Corretora de Titulos e Valores Mobiliarios S.A., from Agora Holdings S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15250

     o Bristol-Myers Squibb Company (BMS) is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare-related products. During the year ended December 31, 2007, the Company had three segments:
          Pharmaceuticals, Nutritionals and ConvaTec. The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The other two segments a(euro)" Nutritionals and ConvaTec a(euro)" comprised the Company's Health Care Group. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children's nutritionals business. The ConvaTec segment consisted of the ostomy, wound and skin care business. On January 7, 2008, the Company completed the sale of its Medical Imaging business to Avista Capital Partners L.P. In August 2008, BMS announced that Nordic Capital Fund VII and Avista Capital Partners completed their acquisition of ConvaTec.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-01136

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In August 2008, Chesapeake announced that it has closed the sale of its Arkoma Basin Woodford Shale assets to BP America Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o CONSOL Energy Inc. (CONSOL Energy) is a multi-fuel energy producer and energy services provider that primarily serves the electric power generation industry in the United States. CONSOL Energy has two principal business units: Coal and Gas. The principal activities of the Coal unit are mining, preparation and marketing of steam coal, sold primarily to power generators and metallurgical coal, sold to metal and coke producers. The Coal unit includes four segments:
          Northern Appalachian, Central Appalachian, Metallurgical and Other Coal. The principal activity of the Gas unit is to produce pipeline quality methane gas for sale primarily to gas wholesalers. On July 31, 2007, CONSOL Energy acquired AMVEST Corporation and certain subsidiaries and affiliates (AMVEST). The coal reserves acquired consist of approximately 160 million tons of low sulfur steam and high-volatile metallurgical coal. In October 2007, it acquired Tri-River Fleeting Harbor Services, Inc. and Tri-River Marine, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14901

     o ConocoPhillips is an international, integrated energy company. It has six operating segments. Exploration and Production segment explores for, produces and markets crude oil, natural gas and natural gas liquids. Midstream segment gathers, processes and markets natural gas, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad. Refining and Marketing segment purchases, refines, markets and transports crude oil and petroleum products. LUKOIL Investment segment consists of its equity investment in the ordinary shares of OAO LUKOIL. The Chemicals segment manufactures and markets petrochemicals and plastics on a worldwide basis. Emerging Businesses segment includes the development of new technologies and businesses outside the Company's normal scope of operations. In October 2007, American Electric Power Company, Inc. sold its 50% interest in the Sweeny Cogeneration plant in Texas to ConocoPhillips.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32395

     o    Cisco Systems, Inc. designs, manufactures and sells Internet protocol
          (IP)-based networking and other products related to the communications and information technology (IT) industry, and provides services associated with these products and their use. The Company provides a line of products for transporting data, voice, and video within buildings, across campuses, and around the world. Its products are designed to transform how people connect, communicate and collaborate. Cisco Systems, Inc.'s products, which include primarily routers, switches, and products that the Company refers to as its technologies, are installed at enterprises, public institutions, telecommunications companies, commercial businesses and personal residences. Cisco Systems, Inc. conducts its business globally and is managed geographically in five segments: the United States and Canada, European Markets, Emerging Markets, Asia Pacific and Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18225

     o Chevron Corp. manages its investments in subsidiaries and affiliates, and provides administrative, financial, management and technology support to the United States and International subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas, and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum, and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00368

     o CEMEX, S.A.B. de C.V. (CEMEX) a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker. The Company is a global cement manufacturer with operations in North America, Europe, South America, Central America, the Caribbean, Africa, the Middle East, Oceania and Asia. As of December 31, 2007, the Company's main cement production facilities were located in Mexico, the United States, Spain, the United Kingdom, Germany, Poland, Croatia, Latvia, Venezuela, Colombia, Costa Rica, the Dominican Republic, Panama, Nicaragua, Puerto Rico, Egypt, the Philippines and Thailand. On August 28, 2007, CEMEX completed the acquisition of 100% of the Rinker Group Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14946

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a line of farm equipment and related service parts, including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology, and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. In May 2007, the Company completed the acquisition of LESCO, Inc. In August 2007, the Company completed the acquisition of Ningbo Benye Tractor & Automobile Manufacture Company Limited. In May 2008, the Company acquired T-Systems International, Inc., headquartered in San Diego, California. In June 2008, the Company acquired Plastro Irrigation Systems, Ltd., headquartered in Israel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company announced the sale of its Japanese consumer finance business to Shinsei Bank.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore). In September 2008, Goldcorp had completed the acquisition of Gold Eagle Mines Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726

     o The Goldman Sachs Group, Inc. (Goldman Sachs) is a global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments:
          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking and Asset Management and Securities Services each represented 16% of net revenues during the fiscal year ended November 30, 2007 (fiscal 2007). Trading and Principal Investments represented 68% of net revenues in fiscal 2007. On December 11, 2007, Credit-Based Asset Servicing and Securitization LLC, a sub-prime mortgage investor, sold its Litton Loan Servicing business to Goldman Sachs. In June 2008, the Company's division, Goldman Sachs Urban Investment Group, and Cordova, Smart & Williams, LLC announced the acquisition of H2O Plus, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o The Goodyear Tire & Rubber Company (Goodyear) is a manufacturer of tires and rubber products, engaging in operations in most regions of the world. The Company, together with its United States and international subsidiaries and joint ventures, develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets rubber-related chemicals for various applications. Goodyear is an operator of commercial truck service and tire retreading centers. The Company manufactures its products in 64 manufacturing facilities in 25 countries, including the United States. In the year ended December 31, 2007, the Company operated its business through five segments: North American Tire; European Union Tire; Eastern Europe, Middle East and Africa Tire (Eastern Europe Tire); Latin American Tire, and Asia Pacific Tire. On July 31, 2007, Goodyear completed the sale of its Engineered Products business segment to EPD Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-01927

     o Hudson City Bancorp, Inc. (Hudson City Bancorp) serves as the holding company of its only wholly owned subsidiary, Hudson City Savings Bank (Hudson City Savings), a retail savings bank offering traditional deposit products, residential real estate mortgage loans and consumer loans. In addition, it purchases mortgages, mortgage-backed securities, securities issued by the United States Government and government-sponsored agencies and other investments. The Company retains in its portfolio substantially all of the loans it originates. Hudson City Savings' revenues are derived principally from interest on its mortgage loans and mortgage-backed securities, and interest and dividends on its investment securities. City Savings conducts its operations out of its corporate offices in Paramus, Bergen County, New Jersey and through 119 branches in the New York metropolitan area. It operates 91 branches located in 16 counties throughout the State of New Jersey.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26001

     o Harley-Davidson, Inc.operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment. The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (Buell). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles, as well as a line of motorcycle parts, accessories, general merchandise and related services. The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance and insurance-related programs to Harley-Davidson and Buell dealers. In August 2008, the Company announced the completion of its purchase of MV Agusta Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09183

     o Ingersoll-Rand Company Limited (IR Limited) operates in three business segments: Climate Control Technologies, Industrial Technologies and Security Technologies. The Company generates revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include brand names, such as Club Car, Hussmann, Ingersoll-Rand, Schlage and Thermo King. On December 17, 2007, IR Limited announced that the Company had executed a definitive agreement to acquire Trane Inc., which is a global player in indoor climate control systems, services and solutions. Trane has 34 production facilities worldwide. On November 30, 2007, the Company completed the sale of its Bobcat, Utility Equipment and Attachments business units (collectively, Compact Equipment). On April 30, 2007, IR Limited completed the sale of its Road Development business unit to AB Volvo (publ) in all countries except for India, which closed on May 4, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16831

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc. is a home improvement retailer, with specific emphasis on retail do-it-yourself (DIY) customers, do-it-for-me (DIFM) customers, who utilize its installation services, and commercial business customers. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance. As of February 1, 2008, it operated 1,534 stores in 50 states and Canada, with 174 million square feet of retail selling space. Lowe's Companies, Inc. serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourselfers, and others buying for personal and family use. Commercial business customers include repair and remodeling contractors, electricians, landscapers, painters, plumbers, and commercial and residential property maintenance professionals, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Southwest Airlines Co. (Southwest) is a passenger airline that provides scheduled air transportation in the United States. As of December 31, 2007, the Company operated 520 Boeing 737 aircraft and provided service to 64 cities in 32 states throughout the United States. The Company focuses principally on point-to-point service, rather than hub-and-spoke service. As of December 31, 2007, Southwest served 411 non-stop city pairs. Approximately 78% of the Company's customers fly non stop. Southwest predominantly serves short-haul routes with high frequencies. It complements this service with more medium to long-haul routes, including transcontinental service.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07259

     o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce foods for consumers and feed for animals. It has two segments:
          Seeds and Genomics, which produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds, and Agricultural Productivity, which manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity. In October 2008, Monsanto announced that it completed the sale of its POSILAC bovine somatotropin brand and related business to Eli Lilly and Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Noble Corporation (Noble) is engaged in contract drilling services worldwide. It performs contract drilling services with its fleet of 62 offshore drilling units located worldwide. This fleet consists of 13 semi-submersibles, three drillships, 43 jackups and three submersibles. The fleet count includes two F&G JU-2000E jackups and three deepwater dynamically positioned semisubmersibles under construction. As of December 31, 2007, approximately 85% of its fleet was deployed internationally. Its other operations include labor contract drilling services, and through November 2007, engineering and consulting services. Its operations are conducted principally in the Middle East, India, United States, Gulf of Mexico, Mexico, the North Sea, Brazil, West Africa and Canada. During the year ended December 31, 2007, Noble completed the rationalization of its technology services division with the sale of the rotary steerable system assets of its Noble Downhole Technology Ltd. subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31306

     o Norfolk Southern Corporation (NS) controls a freight railroad, Norfolk Southern Railway Company. Norfolk Southern Railway Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the southeast, east and Midwest and, via interchange with rail carriers, to and from the rest of the United States. NS also transports overseas freight through several Atlantic and Gulf Coast ports. The Company provides logistics services and offers an intermodal network in the eastern half of the United States. NS' non-carrier subsidiaries engage principally in the acquisition, leasing and management of coal, oil, gas and minerals; the development of commercial real estate; telecommunications, and the leasing or sale of rail property and equipment. As of December 31, 2007, NS' railroads operated approximately 21,000 miles of road in 22 eastern states and the District of Columbia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08339

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o PACCAR Inc operates through two segments: design, manufacture and distribution of light-, medium- and heavy-duty trucks and related aftermarket distribution of parts, and finance and leasing services provided to customers and dealers. The Company's finance and leasing activities are principally related to Company products and associated equipment. Other manufactured products include industrial winches.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14817

     o Southern Copper Corporation is an integrated copper producer. The Company produces copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico, and it conducts exploration activities in those countries and Chile. Southern Copper Corporation's Peruvian copper operations involve mining, milling and flotation of copper ore to produce copper concentrates and molybdenum concentrates; the smelting of copper concentrates to produce anode and blister copper, and the refining of blister/anode copper to produce copper cathodes. It operates the Toquepala and Cuajone mines high in the Andes mountains. It also operates a smelter and refinery west of the Toquepala and Cuajone mines in the coastal city of Ilo, Peru. Its Mexican operations are conducted through the Company's subsidiary, Minera Mexico S.A. de C.V. (Minera Mexico). Minera Mexico engages in the mining and processing of copper, molybdenum, zinc, silver, gold and lead.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14066

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. The Company also operates several other businesses, including the manufacture of gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of capability is immunotherapy with emphasis on Toll-like receptor research and development. In January 2008, it completed the acquisition of CovX Research LLC. In June 2008, Pfizer completed the acquisition of all remaining outstanding shares of common stock of Encysive Pharmaceuticals, Inc. through a merger of Pfizer's wholly owned subsidiary, Explorer Acquisition Corp., with and into Encysive.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Schering-Plough Corporation (Schering-Plough) is a global science-based healthcare company with prescription, consumer and animal health products. Through internal research and collaborations with business partners, Schering-Plough discovers, develops, manufactures and markets advanced drug therapies. Schering-Plough has three segments: Human Prescription Pharmaceuticals, Consumer Health Care and Animal Health. The Human Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Consumer Health Care segment develops, manufactures and markets over-the-counter (OTC), foot care and sun care products. The Animal Health segment discovers, develops, manufactures and markets animal health products. In November 2007, the Company completes acquisition of Organon BioSciences N.V. from Akzo Nobel N.V.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06571

     o Schlumberger Limited (Schlumberger) is an oilfield service company supplying a range of technology services and solutions to the international petroleum industry. It consists of two business segments: Schlumberger Oilfield Services, which is an oilfield services company supplying a range of technology services and solutions to the international oil and gas industry and WesternGeco, which is an advanced surface seismic company. Schlumberger's products and services include the evaluation and development of oil reservoirs, well construction and production consulting, and sale of software programs. It also offers storage tank and seismic monitoring services. In November 2007, the Company acquired an additional 5.5% share in Framo Engineering AS, which increased its holding to 52.75%. On December 10, 2007, the Company acquired Eastern Echo Holding plc. In May 2007, the Company acquired Insensys Oil & Gas Ltd. In 2007 the Company acquired Geosystem and TyumenPromGeofizika.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04601

     o Sunoco, Inc. (Sunoco), through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. Sunoco's petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. Sunoco's chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. Sunoco's cokemaking operations are conducted in Virginia, Indiana, Ohio and Vitoria, Brazil.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06841

     o Valero Energy Corporation (Valero) owns and operates 17 refineries located in the United States, Canada and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company's principal products include conventional and California Air Resources Board (CARB) gasolines, reformulated gasoline blendstock for oxygenate blending (RBOB), ultra-low-sulfur diesel, and oxygenates and other gasoline blendstocks. Valero also produces a substantial slate of middle distillates, jet fuel, and petrochemicals, in addition to lube oils and asphalt. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets. Effective July 1, 2007, the Company completed the sale of the Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Exxon Mobil Corporation (Exxon Mobil) through its divisions and affiliates is engaged in exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. Exxon Mobil is a manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a range of specialty products. Exxon Mobil also has interests in electric power generation facilities. Affiliates of Exxon Mobil conduct research programs in support of these businesses. Exxon Mobil Corporation has several divisions and affiliates, many with names that include Exxon Mobil, Exxon, Esso or Mobil. The Company operates in three segments: Upstream, Downstream and Chemicals. In April 2008, Galp Energia SGPS S.A. has acquired Exxon Mobil Corporation's businesses in Spain and Portugal.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02256

     o XTO Energy Inc., along with its subsidiaries, is engaged in the acquisition, development, exploitation and exploration of producing oil and gas properties, and in the production, processing, marketing and transportation of oil and natural gas. Its estimated proved reserves at December 31, 2007, were 9.44 trillion cubic feet (Tcf) of natural gas, 67 million barrels (Bbls) of natural gas liquids and 241 million Bbls of oil. On an energy equivalent basis, its proved reserves were 11.29 trillion cubic feet equivalent (Tcfe) at December 31, 2007. On an thousand cubic feet of natural gas equivalent (Mcfe) basis, 66% of proved reserves were proved developed reserves at December 31, 2007. During the year ended December 31, 2007, its average daily production was 1.46 Billion cubic feet (Bcf) of gas,

          13,545 Bbls of natural gas liquids and 47,047 Bbls of oil. In September 2008, XTO Energy Inc. completed its merger of Hunt Petroleum Corporation and other associated entities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10662

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for four calendar quarters 2005, 2006 and 2007, the first three quarters of 2008 as well as for the period from October 1, 2008 through October 10, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-           Period-End           High Intra-Day           Low Intra-Day           Period-End Closing
   Start Date             Date               Price of the             Price of the              Price of the
                                          Reference Stock in       Reference Stock in        Reference Stock in
                                                 ($)                      ($)                       ($)
   ----------             ----                   ---                      ---                       ---
   01/01/2005          03/31/2005               32.29                    28.01                     30.39
   04/01/2005          06/30/2005               31.8                     25.91                     26.13
   07/01/2005          09/30/2005               29.98                    23.81                     24.42
   10/01/2005          12/30/2005               29.84                    22.28                     29.57

   01/01/2006          03/31/2006               32.2                     28.39                     30.56
   04/01/2006          06/30/2006               36.96                    28.55                     32.36
   07/01/2006          09/29/2006               34                       26.6                      28.04
   09/30/2006          12/29/2006               31.33                    26.39                     30.01

   01/01/2007          03/30/2007               36.05                    28.09                     33.9
   03/31/2007          06/29/2007               42.9                     33.63                     40.53
   06/30/2007          09/28/2007               48.77                    30.25                     39.12
   09/29/2007          12/31/2007               40.7                     33.22                     36.55

   01/01/2008          03/31/2008               39.67                    26.69                     36.06
   04/01/2008          06/30/2008               44.77                    33.65                     35.62
   07/01/2008          09/30/2008               35.66                    20.93                     22.58
   10/01/2008          10/10/2008               22.35                    10.51                     11.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                      ($)                        ($)
   ----------            ----                   ---                      ---                        ---
   01/01/2005         03/31/2005               45.44                     31.3                       41.67
   04/01/2005         06/30/2005               44.45                     33.11                      36.81
   07/01/2005         09/30/2005               54.56                     36.29                      53.61
   10/01/2005         12/30/2005               75.46                     47.87                      71.89

   01/01/2006         03/31/2006               86.4                      57.67                      62.72
   04/01/2006         06/30/2006               73.8                      55.41                      57.27
   07/01/2006         09/29/2006               77.78                     50.16                      76.98
   09/30/2006         12/29/2006               93.159                    72.6                       84.84

   01/01/2007         03/30/2007               97.8                      81.9                       92.91
   03/31/2007         06/29/2007              127.61                     89.6                      122.04
   06/30/2007         09/28/2007              155                       111.62                     153.47
   09/29/2007         12/31/2007              202.96                    150.63                     198.08

   01/01/2008         03/31/2008              200.26                    115.44                     143.5
   04/01/2008         06/30/2008              192.24                    143.61                     167.44
   07/01/2008         09/30/2008              180.91                    100.59                     113.66
   10/01/2008         10/10/2008              112.36                     85.00                      96.80


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          America Movil SAB de CV (AMX)
                                (Feb-01 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day          Period-End Closing
   Start Date            Date               Price of the              Price of the             Price of the
                                         Reference Stock in        Reference Stock in       Reference Stock in
                                                ($)                       ($)                      ($)
   ----------            ----                   ---                       ---                      ---
   01/01/2005         03/31/2005              19.7967                   15.8967                   17.2
   04/01/2005         06/30/2005              20.4933                   16.05                     19.87
   07/01/2005         09/30/2005              26.36                     19.6533                   26.32
   10/01/2005         12/30/2005              31.32                     22.2                      29.26

   01/01/2006         03/31/2006              36.88                     29.55                     34.26
   04/01/2006         06/30/2006              41.25                     26.88                     33.26
   07/01/2006         09/29/2006              39.8                      31.04                     39.37
   09/30/2006         12/29/2006              46.15                     38.37                     45.22

   01/01/2007         03/30/2007              48.67                     41.89                     47.79
   03/31/2007         06/29/2007              64.93                     47.88                     61.93
   06/30/2007         09/28/2007              66.85                     49.54                     64
   09/29/2007         12/31/2007              69.15                     55.18                     61.39

   01/01/2008         03/31/2008              65.06                     49.02                     63.69
   04/01/2008         06/30/2008              67.39                     51.45                     52.75
   07/01/2008         09/30/2008              54.9                      42.19                     46.36
   10/01/2008         10/10/2008              47.15                     28.58                     32.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Banco Bradesco SA (BBD)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               5.6083                    3.6433                     4.8333
   04/01/2005         06/30/2005               6.0817                    4.7533                     5.8983
   07/01/2005         09/30/2005               8.21                      5.3133                     8.1533
   10/01/2005         12/30/2005              11.7967                    7.6702                     9.7167

   01/01/2006         03/31/2006              14.6033                    9.79                      11.97
   04/01/2006         06/30/2006              13.4133                    8.2267                    10.3633
   07/01/2006         09/29/2006              11.58                      9.3                       11.1167
   09/30/2006         12/29/2006              13.5367                   10.9133                    13.45

   01/01/2007         03/30/2007              14.15                     11.4667                    13.48
   03/31/2007         06/29/2007              17.6733                   13.14                      16.0733
   06/30/2007         09/28/2007              19.7667                   13.2867                    19.58
   09/29/2007         12/31/2007              23.74                     18.04                      21.3333

   01/01/2008         03/31/2008              21.9133                   15.8333                    18.5067
   04/01/2008         06/30/2008              25.24                     18.76                      20.46
   07/01/2008         09/30/2008              21.99                     13.3                       16.1
   10/01/2008         10/10/2008              16.28                      8.50                       9.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               23.65                     15.06                     21.94
   04/01/2005         06/30/2005               24                        17.74                     22.8
   07/01/2005         09/30/2005               38.98                     22.9                      38.25
   10/01/2005         12/30/2005               40.2                      26.59                     31.73

   01/01/2006         03/31/2006               35.57                     27.75                     31.41
   04/01/2006         06/30/2006               33.79                     26.81                     30.25
   07/01/2006         09/29/2006               33.76                     28.06                     28.98
   09/30/2006         12/29/2006               34.27                     27.9                      29.05

   01/01/2007         03/30/2007               31.83                     27.27                     30.88
   03/31/2007         06/29/2007               37.75                     30.88                     34.6
   06/30/2007         09/28/2007               37.55                     31.38                     35.26
   09/29/2007         12/31/2007               41.19                     34.9                      39.2

   01/01/2008         03/31/2008               49.87                     34.42                     46.15
   04/01/2008         06/30/2008               68.1                      45.25                     65.96
   07/01/2008         09/30/2008               74                        31.15                     35.86
   10/01/2008         10/10/2008               35.46                     11.99                     16.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Cisco Systems Inc (CSCO)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005              19.61                     17.13                      17.89
   04/01/2005         06/30/2005              20.25                     17.0098                    19.08
   07/01/2005         09/30/2005              20.23                     17.2999                    17.92
   10/01/2005         12/30/2005              18.1202                   16.83                      17.12

   01/01/2006         03/31/2006              22                        17.179                     21.67
   04/01/2006         06/30/2006              22.0001                   19.08                      19.53
   07/01/2006         09/29/2006              23.53                     17.1                       22.98
   09/30/2006         12/29/2006              27.96                     22.8                       27.33

   01/01/2007         03/30/2007              28.99                     24.82                      25.53
   03/31/2007         06/29/2007              28.48                     25.31                      27.85
   06/30/2007         09/28/2007              33.38                     27.79                      33.1299
   09/29/2007         12/31/2007              34.24                     26.82                      27.0699

   01/01/2008         03/31/2008              27.3                      21.77                      24.09
   04/01/2008         06/30/2008              27.72                     22.91                      23.26
   07/01/2008         09/30/2008              25.25                     20.56                      22.56
   10/01/2008         10/10/2008              22.44                     16.29                      17.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Cemex SAB de CV (CX)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              19.4727                   15.7999                   16.6013
   04/01/2005         06/30/2005              20.0589                   15.6304                   19.427
   07/01/2005         09/30/2005              24.6615                   19.1705                   23.9517
   10/01/2005         12/30/2005              28.3848                   21.4145                   27.1712

   01/01/2006         03/31/2006              30.7525                   25.6461                   29.8961
   04/01/2006         06/30/2006              33.9457                   22.3887                   26.8297
   07/01/2006         09/29/2006              29.0337                   25.2002                   28.332
   09/30/2006         12/29/2006              32.0148                   27.8422                   31.9112

   01/01/2007         03/30/2007              35.8012                   29.2739                   30.8468
   03/31/2007         06/29/2007              39.9125                   30.1122                   35.6085
   06/30/2007         09/28/2007              36.6604                   27.0972                   28.8728
   09/29/2007         12/31/2007              32.231                    23.9417                   24.9453

   01/01/2008         03/31/2008              28.4096                   20.1299                   25.2058
   04/01/2008         06/30/2008              32.61                     23.35                     24.7
   07/01/2008         09/30/2008              25.45                     15.9                      17.22
   10/01/2008         10/10/2008              17.49                      4.50                      7.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              43.2897                   34.6318                    39.0593
   04/01/2005         06/30/2005              39.7496                   31.0818                    36.9195
   07/01/2005         09/30/2005              48.7921                   36.604                     47.9145
   10/01/2005         12/30/2005              55.5666                   42.8065                    53.0521

   01/01/2006         03/31/2006              64.0964                   46.4551                    58.9391
   04/01/2006         06/30/2006              71.1963                   42.5008                    54.6397
   07/01/2006         09/29/2006              61.4241                   46.9186                    53.26
   09/30/2006         12/29/2006              63.7                      47.6                       55.73

   01/01/2007         03/30/2007              67.19                     48.85                      66.19
   03/31/2007         06/29/2007              85.5                      65.62                      82.82
   06/30/2007         09/28/2007             110.6                      67.07                     104.89
   09/29/2007         12/31/2007             120.2                      85.71                     102.44

   01/01/2008         03/31/2008             107.37                     68.96                      96.22
   04/01/2008         06/30/2008             127.24                     93                        117.19
   07/01/2008         09/30/2008             117.11                     51.21                      56.85
   10/01/2008         10/10/2008              56.75                     32.50                      36.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             General Electric Co (GE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               36.89                     34.95                     36.06
   04/01/2005         06/30/2005               37.34                     34.15                     34.65
   07/01/2005         09/30/2005               35.78                     32.85                     33.67
   10/01/2005         12/30/2005               36.34                     32.67                     35.05

   01/01/2006         03/31/2006               35.63                     32.21                     34.78
   04/01/2006         06/30/2006               35.24                     32.78                     32.96
   07/01/2006         09/29/2006               35.65                     32.06                     35.3
   09/30/2006         12/29/2006               38.49                     34.62                     37.21

   01/01/2007         03/30/2007               38.28                     33.9                      35.36
   03/31/2007         06/29/2007               39.77                     34.55                     38.28
   06/30/2007         09/28/2007               42.07                     36.2                      41.4
   09/29/2007         12/31/2007               42.15                     36.07                     37.07

   01/01/2008         03/31/2008               37.742                    31.65                     37.01
   04/01/2008         06/30/2008               38.52                     26.15                     26.69
   07/01/2008         09/30/2008               30.39                     22.16                     25.5
   10/01/2008         10/10/2008               25.75                     18.40                     21.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Motors Corp (GM)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               40.8                      27.98                     29.39
   04/01/2005         06/30/2005               36.65                     24.67                     34
   07/01/2005         09/30/2005               37.7                      30.21                     30.61
   10/01/2005         12/30/2005               31.5                      18.33                     19.42

   01/01/2006         03/31/2006               24.6                      18.47                     21.27
   04/01/2006         06/30/2006               30.56                     19                        29.79
   07/01/2006         09/29/2006               33.64                     27.12                     33.26
   09/30/2006         12/29/2006               36.56                     28.49                     30.72

   01/01/2007         03/30/2007               37.24                     28.81                     30.64
   03/31/2007         06/29/2007               38.66                     28.86                     37.8
   06/30/2007         09/28/2007               38.27                     29.1                      36.7
   09/29/2007         12/31/2007               43.2                      24.5                      24.89

   01/01/2008         03/31/2008               29.28                     17.47                     19.05
   04/01/2008         06/30/2008               24.24                     10.57                     11.5
   07/01/2008         09/30/2008               16.345                     8.51                      9.45
   10/01/2008         10/10/2008                9.9                       4.00                      4.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Google Inc (GOOG)
                                (Aug-04 - Aug-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              216.8                     172.57                    180.51
   04/01/2005         06/30/2005              309.25                    179.84                    294.15
   07/01/2005         09/30/2005              320.95                    273.35                    316.46
   10/01/2005         12/30/2005              446.21                    290.685                   414.86

   01/01/2006         03/31/2006              475.11                    331.55                    390
   04/01/2006         06/30/2006              450.72                    360.57                    419.33
   07/01/2006         09/29/2006              427.89                    363.36                    401.9
   09/30/2006         12/29/2006              513                       398.19                    460.48

   01/01/2007         03/30/2007              513                       437                       458.16
   03/31/2007         06/29/2007              534.99                    452.12                    522.7
   06/30/2007         09/28/2007              571.79                    480.46                    567.27
   09/29/2007         12/31/2007              747.24                    569.61                    691.48

   01/01/2008         03/31/2008              697.37                    412.11                    440.47
   04/01/2008         06/30/2008              602.45                    441                       526.42
   07/01/2008         09/30/2008              555.68                    380.71                    400.52
   10/01/2008         10/10/2008              416.98                    310.30                    332


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Hudson City Bancorp Inc (HCBK)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              11.8153                   10.7455                   11.4005
   04/01/2005         06/30/2005              11.69                     10.0905                   11.41
   07/01/2005         09/30/2005              12.61                     11.36                     11.9
   10/01/2005         12/30/2005              12.25                     11.15                     12.12

   01/01/2006         03/31/2006              13.5                      11.9                      13.29
   04/01/2006         06/30/2006              14.07                     12.93                     13.33
   07/01/2006         09/29/2006              13.53                     12.64                     13.25
   09/30/2006         12/29/2006              14.09                     12.99                     13.88

   01/01/2007         03/30/2007              14.25                     13.11                     13.68
   03/31/2007         06/29/2007              13.83                     12.11                     12.22
   06/30/2007         09/28/2007              15.66                     11.45                     15.38
   09/29/2007         12/31/2007              16.08                     14.1                      15.02

   01/01/2008         03/31/2008              18.65                     13.28                     17.68
   04/01/2008         06/30/2008              19.78                     16.07                     16.68
   07/01/2008         09/30/2008              25.05                     15.55                     18.45
   10/01/2008         10/10/2008              19.41                     15.32                     14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               39.69                     34.32                     34.6
   04/01/2005         06/30/2005               36.5                      33.35                     35.32
   07/01/2005         09/30/2005               35.95                     33.31                     33.93
   10/01/2005         12/30/2005               40.56                     32.92                     39.69

   01/01/2006         03/31/2006               42.43                     37.88                     41.64
   04/01/2006         06/30/2006               46.8                      39.33                     42
   07/01/2006         09/29/2006               47.49                     40.4                      46.96
   09/30/2006         12/29/2006               49                        45.51                     48.3

   01/01/2007         03/30/2007               51.95                     45.91                     48.38
   03/31/2007         06/29/2007               53.25                     47.7                      48.45
   06/30/2007         09/28/2007               50.48                     42.16                     45.82
   09/29/2007         12/31/2007               48.02                     40.15                     43.65

   01/01/2008         03/31/2008               49.29                     36.01                     42.95
   04/01/2008         06/30/2008               49.95                     33.96                     34.31
   07/01/2008         09/30/2008               49                        29.24                     46.7
   10/01/2008         10/10/2008               50.63                     35.02                     41.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Southwest Airlines Co (LUV)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               16.45                     13.6                      14.24
   04/01/2005         06/30/2005               15.5                      13.56                     13.93
   07/01/2005         09/30/2005               14.85                     13.05                     14.85
   10/01/2005         12/30/2005               16.95                     14.54                     16.43

   01/01/2006         03/31/2006               18.1                      15.51                     17.99
   04/01/2006         06/30/2006               18.2                      15.1                      16.37
   07/01/2006         09/29/2006               18.2                      15.66                     16.66
   09/30/2006         12/29/2006               17.03                     14.61                     15.32

   01/01/2007         03/30/2007               16.58                     14.5                      14.7
   03/31/2007         06/29/2007               15.9                      14.03                     14.91
   06/30/2007         09/28/2007               16.96                     14.21                     14.8
   09/29/2007         12/31/2007               15.06                     12.12                     12.2

   01/01/2008         03/31/2008               13.1                      11.02                     12.4
   04/01/2008         06/30/2008               14.89                     11.75                     13.04
   07/01/2008         09/30/2008               16.77                     12.68                     14.51
   10/01/2008         10/10/2008               14.97                     11.25                     11.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.1                     23.82                      24.17
   04/01/2005         06/30/2005               26.09                    23.94                      24.84
   07/01/2005         09/30/2005               27.94                    24.5                       25.73
   10/01/2005         12/30/2005               28.25                    24.25                      26.15

   01/01/2006         03/31/2006               28.38                    26.1                       27.21
   04/01/2006         06/30/2006               27.941                   21.4599                    23.3
   07/01/2006         09/29/2006               27.52                    22.23                      27.35
   09/30/2006         12/29/2006               30.26                    27.15                      29.86

   01/01/2007         03/30/2007               31.48                    26.6                       27.87
   03/31/2007         06/29/2007               31.16                    27.56                      29.47
   06/30/2007         09/28/2007               31.84                    27.51                      29.46
   09/29/2007         12/31/2007               37.5                     29.29                      35.6

   01/01/2008         03/31/2008               35.96                    26.87                      28.38
   04/01/2008         06/30/2008               32.1                     27.11                      27.51
   07/01/2008         09/30/2008               28.5                     23.5                       26.69
   10/01/2008         10/10/2008               27.47                    20.65                      21.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Federative Republic of Brazil (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              12.55                      9.3025                   11.045
   04/01/2005         06/30/2005              13.3175                   10.04                     13.0325
   07/01/2005         09/30/2005              18.55                     12.3375                   17.8725
   10/01/2005         12/30/2005              18.4868                   14.5075                   17.8175

   01/01/2006         03/31/2006              23.7425                   18.165                    21.6675
   04/01/2006         06/30/2006              26.8625                   17.25                     22.3275
   07/01/2006         09/29/2006              24.0925                   18.445                    20.9575
   09/30/2006         12/29/2006              25.7475                   19.3125                   25.7475

   01/01/2007         03/30/2007              25.955                    20.69                     24.8775
   03/31/2007         06/29/2007              31.1825                   24.63                     30.3175
   06/30/2007         09/28/2007              38.56                     24.375                    37.75
   09/29/2007         12/31/2007              59.58                     36.425                    57.62

   01/01/2008         03/31/2008              62.74                     44.345                    51.055
   04/01/2008         06/30/2008              77.61                     50.465                    70.83
   07/01/2008         09/30/2008              71.77                     36.36                     43.95
   10/01/2008         10/10/2008              43.9                      23.75                     26.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                PACCAR Inc (PCAR)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              36.1689                   30.4444                   32.1733
   04/01/2005         06/30/2005              32.9067                   28.3733                   30.2222
   07/01/2005         09/30/2005              34.0489                   29.4267                   30.1733
   10/01/2005         12/30/2005              32.7067                   28.1333                   30.7689

   01/01/2006         03/31/2006              33.3644                   30.1244                   31.3244
   04/01/2006         06/30/2006              36.84                     30.9067                   36.6133
   07/01/2006         09/29/2006              39.2667                   33.9333                   38.0133
   09/30/2006         12/29/2006              46.1667                   37.7867                   43.2667

   01/01/2007         03/30/2007              52.1533                   42.1533                   48.9333
   03/31/2007         06/29/2007              61.5267                   48.4867                   58.0267
   06/30/2007         09/28/2007              65.7533                   48.02                     56.8333
   09/29/2007         12/31/2007              58.9467                   46.15                     54.48

   01/01/2008         03/31/2008              55.54                     41.1375                   45
   04/01/2008         06/30/2008              53.81                     41.36                     41.83
   07/01/2008         09/30/2008              45.95                     36.2189                   38.19
   10/01/2008         10/10/2008              37.99                     25.77                     28.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.88                     20.0933                   25.4733
   04/01/2005         06/30/2005               28.1833                   20.6233                   24.5967
   07/01/2005         09/30/2005               27.4967                   22.3733                   22.7667
   10/01/2005         12/30/2005               23.15                     17                        22.0033

   01/01/2006         03/31/2006               30.1767                   20.95                     28.2933
   04/01/2006         06/30/2006               29.37                     20.3433                   23.2567
   07/01/2006         09/29/2006               34.8333                   20.7067                   34.2167
   09/30/2006         12/29/2006               47.5533                   32.9167                   42.5933

   01/01/2007         03/30/2007               49.0167                   39.9167                   45.4967
   03/31/2007         06/29/2007               66.86                     42.9333                   66.6633
   06/30/2007         09/28/2007              100.98                     61.54                     98.55
   09/29/2007         12/31/2007              137.01                     95.02                    113.4

   01/01/2008         03/31/2008              118.35                     80.2                     112.23
   04/01/2008         06/30/2008              148.13                    111.9                     116.9
   07/01/2008         09/30/2008              135                        60.03                     68.3
   10/01/2008         10/10/2008               68.13                     50.22                     55.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               9.1525                    6.3575                    7.9025
   04/01/2005         06/30/2005               8.25                      6.255                     7.32
   07/01/2005         09/30/2005              11.23                      7.275                    10.965
   10/01/2005         12/30/2005              11.4875                    9.1738                   10.285

   01/01/2006         03/31/2006              12.8975                   10.395                    12.1325
   04/01/2006         06/30/2006              14.55                      9.815                    12.02
   07/01/2006         09/29/2006              12.27                      9.58                     10.78
   09/30/2006         12/29/2006              15.23                     10.34                     14.87

   01/01/2007         03/30/2007              19.025                    13.53                     18.495
   03/31/2007         06/29/2007              23.855                    18.435                    22.275
   06/30/2007         09/28/2007              34.61                     17                        33.93
   09/29/2007         12/31/2007              38.32                     29.9                      32.67

   01/01/2008         03/31/2008              37.54                     24                        34.64
   04/01/2008         06/30/2008              44.15                     34                        35.82
   07/01/2008         09/30/2008              35.01                     16.5                      19.15
   10/01/2008         10/10/2008              19.01                     10.50                     12.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Valero Energy Corp (VLO)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              38.575                    21.005                    36.635
   04/01/2005         06/30/2005              41.125                    28.9                      39.555
   07/01/2005         09/30/2005              58.625                    39.375                    56.53
   10/01/2005         12/30/2005              58.145                    45.855                    51.6

   01/01/2006         03/31/2006              63.7                      47.99                     59.78
   04/01/2006         06/30/2006              70.75                     55.19                     66.52
   07/01/2006         09/29/2006              68.83                     46.84                     51.47
   09/30/2006         12/29/2006              57.09                     47.52                     51.16

   01/01/2007         03/30/2007              66.02                     47.66                     64.49
   03/31/2007         06/29/2007              77.89                     63.53                     73.86
   06/30/2007         09/28/2007              78.68                     60                        67.18
   09/29/2007         12/31/2007              75.75                     60.8                      70.03

   01/01/2008         03/31/2008              71.12                     44.94                     49.11
   04/01/2008         06/30/2008              55                        39.2                      41.18
   07/01/2008         09/30/2008              40.74                     28.2                      30.3
   10/01/2008         10/10/2008              30.36                     16.98                     18.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               31.375                    29.075                    29.9
   04/01/2005         06/30/2005               31.11                     28.885                    30.79
   07/01/2005         09/30/2005               31.435                    29                        29.285
   10/01/2005         12/30/2005               32.35                     28.81                     31.415

   01/01/2006         03/31/2006               32.755                    30.31                     31.935
   04/01/2006         06/30/2006               34.855                    31.9                      33.54
   07/01/2006         09/29/2006               36.89                     33.355                    36.18
   09/30/2006         12/29/2006               36.99                     34.9                      35.56

   01/01/2007         03/30/2007               36.64                     33.01                     34.43
   03/31/2007         06/29/2007               36.49                     33.93                     35.17
   06/30/2007         09/28/2007               37.99                     32.66                     35.62
   09/29/2007         12/31/2007               37.78                     29.29                     30.19

   01/01/2008         03/31/2008               34.56                     24.38                     29.1
   04/01/2008         06/30/2008               32.4                      23.46                     23.75
   07/01/2008         09/30/2008               44.675                    20.46                     37.53
   10/01/2008         10/10/2008               38.95                     25                        28.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              50.7965                   43.7762                   44.9666
   04/01/2005         06/30/2005              48.7569                   43.3385                   46.5948
   07/01/2005         09/30/2005              52.0832                   45.7807                   50.28
   10/01/2005         12/30/2005              53.06                     46.59                     51.46

   01/01/2006         03/31/2006              55                        51.05                     52.55
   04/01/2006         06/30/2006              54.91                     50.92                     53.22
   07/01/2006         09/29/2006              56.19                     49.73                     56.08
   09/30/2006         12/29/2006              62.5                      55                        60.67

   01/01/2007         03/30/2007              61.9                      53.91                     56.4
   03/31/2007         06/29/2007              65.24                     55.34                     61.18
   06/30/2007         09/28/2007              65.89                     55.5                      59.37
   09/29/2007         12/31/2007              63.63                     50.37                     52.02

   01/01/2008         03/31/2008              52.32                     39.5                      43.72
   04/01/2008         06/30/2008              52.63                     37.61                     37.67
   07/01/2008         09/30/2008              42.5                      31.68                     35.43
   10/01/2008         10/10/2008              35.8                      20.50                     23.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              47.2                       43.4                      44.1
   04/01/2005         06/30/2005              47.44                      43.47                     45.61
   07/01/2005         09/30/2005              46.05                      41.13                     42.1
   10/01/2005         12/30/2005              47.25                      41.38                     46.15

   01/01/2006         03/31/2006              47.24                      42.75                     45.54
   04/01/2006         06/30/2006              50.5                       45.26                     48.1
   07/01/2006         09/29/2006               54                        47.59                     53.57
   09/30/2006         12/29/2006              55.08                      51.32                     53.39

   01/01/2007         03/30/2007              54.21                      48.36                     51.02
   03/31/2007         06/29/2007              52.2                       48.55                     48.89
   06/30/2007         09/28/2007              52.78                      46.52                     50.27
   09/29/2007         12/31/2007              52.96                      40.61                     41.26

   01/01/2008         03/31/2008              45.08                      33.12                     37.91
   04/01/2008         06/30/2008              41.8641                    22.44                     23.87
   07/01/2008         09/30/2008              39.5                       18.44                     35
   10/01/2008         10/10/2008              38.5                       18.99                     20.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               49.98                     43.2                      45.72
   04/01/2005         06/30/2005               51.49                     41.305                    47.655
   07/01/2005         09/30/2005               59.88                     47.425                    58.75
   10/01/2005         12/30/2005               59.84                     48.25                     57.77

   01/01/2006         03/31/2006               77.21                     57.05                     71.81
   04/01/2006         06/30/2006               82.03                     64.41                     74.48
   07/01/2006         09/29/2006               75.43                     62.09                     65.8
   09/30/2006         12/29/2006               70.92                     58.82                     61.33

   01/01/2007         03/30/2007               68.43                     57.98                     67.03
   03/31/2007         06/29/2007               82.89                     65.86                     78.3
   06/30/2007         09/28/2007               87                        70.59                     78.43
   09/29/2007         12/31/2007               82.74                     67                        72.56

   01/01/2008         03/31/2008               78.63                     59.6                      78.29
   04/01/2008         06/30/2008               85.96                     72.56                     73.82
   07/01/2008         09/30/2008               75.87                     58.11                     59.6
   10/01/2008         10/10/2008               59.03                     37.07                     43.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Consol Energy Inc (CNX)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               24.625                    18.58                     23.51
   04/01/2005         06/30/2005               27.495                    20.775                    26.79
   07/01/2005         09/30/2005               38.725                    26.85                     38.135
   10/01/2005         12/30/2005               39.905                    26.8                      32.59

   01/01/2006         03/31/2006               37.705                    30                        37.08
   04/01/2006         06/30/2006               49.09                     35.12                     46.72
   07/01/2006         09/29/2006               48.9                      28.067                    31.73
   09/30/2006         12/29/2006               38.71                     28.69                     32.13

   01/01/2007         03/30/2007               39.9                      29.15                     39.13
   03/31/2007         06/29/2007               49.85                     38.37                     46.11
   06/30/2007         09/28/2007               50.21                     34.37                     46.6
   09/29/2007         12/31/2007               74.18                     45.04                     71.52

   01/01/2008         03/31/2008               84.18                     53.63                     69.19
   04/01/2008         06/30/2008              119.1                      67.33                    112.37
   07/01/2008         09/30/2008              112.23                     36.25                     45.89
   10/01/2008         10/10/2008               44.95                     27.62                     31.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              ConocoPhillips (COP)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               56.985                   41.4                       53.92
   04/01/2005         06/30/2005               61.36                    47.55                      57.49
   07/01/2005         09/30/2005               71.48                    58.05                      69.91
   10/01/2005         12/30/2005               70.66                    57.05                      58.18

   01/01/2006         03/31/2006               66.25                    58.01                      63.15
   04/01/2006         06/30/2006               72.5                     57.66                      65.53
   07/01/2006         09/29/2006               70.75                    56.55                      59.53
   09/30/2006         12/29/2006               74.89                    54.9                       71.95

   01/01/2007         03/30/2007               71.5                     61.59                      68.35
   03/31/2007         06/29/2007               81.4                     66.24                      78.5
   06/30/2007         09/28/2007               90.84                    73.75                      87.77
   09/29/2007         12/31/2007               89.89                    74.18                      88.3

   01/01/2008         03/31/2008               89.71                    67.85                      76.21
   04/01/2008         06/30/2008               95.96                    75.5201                    94.39
   07/01/2008         09/30/2008               94.65                    67.31                      73.25
   10/01/2008         10/10/2008               72.25                    45.20                      48.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              37.205                    32.6                       33.565
   04/01/2005         06/30/2005              34.7                      29.35                      32.745
   07/01/2005         09/30/2005              36.99                     29.905                     30.6
   10/01/2005         12/30/2005              35.5                      28.495                     34.055

   01/01/2006         03/31/2006              40                        33.805                     39.525
   04/01/2006         06/30/2006              45.99                     38.1932                    41.745
   07/01/2006         09/29/2006              42.485                    33.45                      41.955
   09/30/2006         12/29/2006              50.7                      41.505                     47.535

   01/01/2007         03/30/2007              58.25                     45.115                     54.32
   03/31/2007         06/29/2007              62.82                     51.585                     60.37
   06/30/2007         09/28/2007              74.95                     56.955                     74.21
   09/29/2007         12/31/2007              93.74                     70.175                     93.12

   01/01/2008         03/31/2008              94.7658                   71.2                       80.44
   04/01/2008         06/30/2008              94.89                     70.16                      72.13
   07/01/2008         09/30/2008              74.18                     46.18                      49.5
   10/01/2008         10/10/2008              49.49                     34                         38.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Goldman Sachs Group Inc/The (GS)
                                (May-99 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              113.93                    101.79                    109.99
   04/01/2005         06/30/2005              114.25                     94.75                    102.02
   07/01/2005         09/30/2005              121.7                     102.02                    121.58
   10/01/2005         12/30/2005              134.99                    110.23                    127.71

   01/01/2006         03/31/2006              159.63                    124.23                    156.96
   04/01/2006         06/30/2006              169.31                    136.79                    150.43
   07/01/2006         09/29/2006              171.15                    138.97                    169.17
   09/30/2006         12/29/2006              206.7                     168.51                    199.35

   01/01/2007         03/30/2007              222.75                    189.85                    206.63
   03/31/2007         06/29/2007              233.97                    203.29                    216.75
   06/30/2007         09/28/2007              225.77                    157.38                    216.74
   09/29/2007         12/31/2007              250.7                     196.9                     215.05

   01/01/2008         03/31/2008              215.05                    140.27                    165.39
   04/01/2008         06/30/2008              203.39                    161.21                    174.9
   07/01/2008         09/30/2008              190.04                     85.88                    128
   10/01/2008         10/10/2008              142                        74                        88.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Goodyear Tire & Rubber Co/The (GT)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               16.09                     13.1                      13.35
   04/01/2005         06/30/2005               15.46                     11.24                     14.9
   07/01/2005         09/30/2005               18.59                     14.6                      15.59
   10/01/2005         12/30/2005               18.18                     12.8                      17.38

   01/01/2006         03/31/2006               19.31                     12.78                     14.48
   04/01/2006         06/30/2006               15.42                     10.35                     11.1
   07/01/2006         09/29/2006               15.07                      9.75                     14.5
   09/30/2006         12/29/2006               21.35                     13.61                     20.99

   01/01/2007         03/30/2007               32.16                     21.4                      31.19
   03/31/2007         06/29/2007               36.594                    30.96                     34.76
   06/30/2007         09/28/2007               36.9                      23.83                     30.41
   09/29/2007         12/31/2007               31.36                     25.34                     28.22

   01/01/2008         03/31/2008               29.87                     22.27                     25.8
   04/01/2008         06/30/2008               30.1                      17.525                    17.83
   07/01/2008         09/30/2008               23.1                      14.16                     15.31
   10/01/2008         10/10/2008               15.26                     10.22                     12.20


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               29.985                    27.535                    28.545
   04/01/2005         06/30/2005               29.995                    25.36                     29.11
   07/01/2005         09/30/2005               34.475                    28.5                      32.2
   10/01/2005         12/30/2005               34.85                     28.915                    33.33

   01/01/2006         03/31/2006               34.825                    30.58                     32.22
   04/01/2006         06/30/2006               33.48                     29.5                      30.335
   07/01/2006         09/29/2006               31.15                     26.15                     28.06
   09/30/2006         12/29/2006               31.98                     27.85                     31.15

   01/01/2007         03/30/2007               35.74                     29.87                     31.49
   03/31/2007         06/29/2007               33.19                     30.35                     30.69
   06/30/2007         09/28/2007               32.53                     25.98                     28.02
   09/29/2007         12/31/2007               31.72                     21.01                     22.62

   01/01/2008         03/31/2008               26.87                     19.94                     22.94
   04/01/2008         06/30/2008               27.18                     20.52                     20.75
   07/01/2008         09/30/2008               28.49                     18                        23.69
   10/01/2008         10/10/2008               23.63                     15.76                     17.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               32.51                     25                        32.25
   04/01/2005         06/30/2005               34.4                      27.755                    31.435
   07/01/2005         09/30/2005               34.615                    27.8                      31.375
   10/01/2005         12/30/2005               39.925                    28.19                     38.765

   01/01/2006         03/31/2006               44.18                     39.095                    42.375
   04/01/2006         06/30/2006               44.88                     37.905                    42.095
   07/01/2006         09/29/2006               48.45                     40.925                    47.01
   09/30/2006         12/29/2006               53.49                     42.75                     52.53

   01/01/2007         03/30/2007               57.08                     49.1                      54.96
   03/31/2007         06/29/2007               68.81                     54.34                     67.54
   06/30/2007         09/28/2007               86.9                      58.5                      85.74
   09/29/2007         12/31/2007              116.25                     82.51                    111.69

   01/01/2008         03/31/2008              129.28                     90.5                     111.5
   04/01/2008         06/30/2008              145.8                     104.6                     126.44
   07/01/2008         09/30/2008              126.91                     92.67                     98.98
   10/01/2008         10/10/2008              100.69                     68.02                     78.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Noble Corp (NE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               29.545                    23.52                     28.105
   04/01/2005         06/30/2005               32.3                      24.405                    30.755
   07/01/2005         09/30/2005               36.36                     29.93                     34.23
   10/01/2005         12/30/2005               37.815                    28.57                     35.27

   01/01/2006         03/31/2006               42.48                     34.505                    40.55
   04/01/2006         06/30/2006               43.08                     31.225                    37.21
   07/01/2006         09/29/2006               38.63                     30.455                    32.09
   09/30/2006         12/29/2006               41.155                    29.255                    38.075

   01/01/2007         03/30/2007               40.775                    33.805                    39.34
   03/31/2007         06/29/2007               49.52                     39.185                    48.76
   06/30/2007         09/28/2007               54.285                    43.475                    49.05
   09/29/2007         12/31/2007               57.64                     46.21                     56.51

   01/01/2008         03/31/2008               58.09                     40.4                      49.67
   04/01/2008         06/30/2008               68.99                     48.5                      64.96
   07/01/2008         09/30/2008               67.12                     39.89                     43.9
   10/01/2008         10/10/2008               43.62                     22.25                     25.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               32.765                    23.525                    28.78
   04/01/2005         06/30/2005               29.675                    22.775                    22.81
   07/01/2005         09/30/2005               30.7                      22.87                     29.495
   10/01/2005         12/30/2005               35.105                    25.915                    33.36

   01/01/2006         03/31/2006               54.901                    33.635                    52.395
   04/01/2006         06/30/2006               60.3                      44.8                      54.25
   07/01/2006         09/29/2006               55.94                     45.12                     49.49
   09/30/2006         12/29/2006               67.55                     47.5                      54.66

   01/01/2007         03/30/2007               66.99                     53.2                      65.13
   03/31/2007         06/29/2007               69.93                     56.07                     58.65
   06/30/2007         09/28/2007               64.75                     41.62                     59.47
   09/29/2007         12/31/2007               64.97                     50.11                     59.22

   01/01/2008         03/31/2008               75.67                     47.72                     67.74
   04/01/2008         06/30/2008               83.56                     65.89                     74.67
   07/01/2008         09/30/2008               73.89                     35.48                     39.5
   10/01/2008         10/10/2008               39.49                     26.3                      30.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Grupo Mexico SAB de CV (PCU)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              11.0833                    7.0667                    9.2433
   04/01/2005         06/30/2005              10.0833                    6.8917                    7.14
   07/01/2005         09/30/2005               9.45                      7.0133                    9.3267
   10/01/2005         12/30/2005              11.85                      8.2633                   11.1633

   01/01/2006         03/31/2006              15.2667                   11.0417                   14.08
   04/01/2006         06/30/2006              18.3217                   11.61                     14.855
   07/01/2006         09/29/2006              16.5583                   13.8333                   15.4167
   09/30/2006         12/29/2006              19.46                     14.3633                   17.9633

   01/01/2007         03/30/2007              25.5                      16.3867                   23.8867
   03/31/2007         06/29/2007              32.2167                   23.9167                   31.42
   06/30/2007         09/28/2007              42.24                     25.08                     41.2767
   09/29/2007         12/31/2007              47.75                     32.3333                   35.0433

   01/01/2008         03/31/2008              39.9067                   24.4167                   34.61
   04/01/2008         06/30/2008              41.93                     33.3733                   35.5433
   07/01/2008         09/30/2008              36.2167                   18.54                     19.08
   10/01/2008         10/10/2008              19.16                     11.36                      9.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Schering-Plough Corp (SGP)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               21.59                     17.67                     18.15
   04/01/2005         06/30/2005               21.26                     17.8                      19.06
   07/01/2005         09/30/2005               22.53                     18.28                     21.05
   10/01/2005         12/30/2005               21.9                      18.86                     20.85

   01/01/2006         03/31/2006               21.15                     17.88                     18.99
   04/01/2006         06/30/2006               20.1                      18.19                     19.03
   07/01/2006         09/29/2006               22.12                     18.45                     22.09
   09/30/2006         12/29/2006               24.07                     21.15                     23.64

   01/01/2007         03/30/2007               25.59                     22.3                      25.51
   03/31/2007         06/29/2007               33.81                     25.17                     30.44
   06/30/2007         09/28/2007               32.97                     26.8                      31.63
   09/29/2007         12/31/2007               33.4                      25.9                      26.64

   01/01/2008         03/31/2008               27.81                     14                        14.41
   04/01/2008         06/30/2008               20.89                     13.83                     19.69
   07/01/2008         09/30/2008               22.78                     17.32                     18.47
   10/01/2008         10/10/2008               18.685                    12.52                     13.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Sunoco Inc (SUN)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               53.88                     38.095                    51.76
   04/01/2005         06/30/2005               58.595                    46.08                     56.84
   07/01/2005         09/30/2005               81.49                     57.07                     78.2
   10/01/2005         12/30/2005               85.29                     65                        78.38

   01/01/2006         03/31/2006               97.25                     71.05                     77.57
   04/01/2006         06/30/2006               88.15                     60.34                     69.29
   07/01/2006         09/29/2006               80.45                     57.61                     62.19
   09/30/2006         12/29/2006               69.42                     57.5                      62.36

   01/01/2007         03/30/2007               71.88                     56.68                     70.44
   03/31/2007         06/29/2007               86.4                      70.03                     79.68
   06/30/2007         09/28/2007               85                        60.69                     70.78
   09/29/2007         12/31/2007               78.8                      62.25                     72.44

   01/01/2008         03/31/2008               73.68                     47.93                     52.47
   04/01/2008         06/30/2008               56.9                      36.71                     40.69
   07/01/2008         09/30/2008               49.44                     31.68                     35.58
   10/01/2008         10/10/2008               35.36                     21.3                      25.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Exxon Mobil Corp (XOM)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               64.37                     49.25                     59.6
   04/01/2005         06/30/2005               61.74                     52.78                     57.47
   07/01/2005         09/30/2005               65.96                     57.6                      63.54
   10/01/2005         12/30/2005               63.89                     54.5                      56.17

   01/01/2006         03/31/2006               63.96                     56.42                     60.86
   04/01/2006         06/30/2006               65                        56.64                     61.35
   07/01/2006         09/29/2006               71.22                     61.63                     67.1
   09/30/2006         12/29/2006               79                        64.84                     76.63

   01/01/2007         03/30/2007               76.35                     69.02                     75.45
   03/31/2007         06/29/2007               86.58                     75.28                     83.88
   06/30/2007         09/28/2007               93.66                     78.76                     92.56
   09/29/2007         12/31/2007               95.27                     83.37                     93.69

   01/01/2008         03/31/2008               94.74                     77.55                     84.58
   04/01/2008         06/30/2008               96.12                     84.26                     88.13
   07/01/2008         09/30/2008               89.63                     71.51                     77.66
   10/01/2008         10/10/2008               81.75                     56.51                     62.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              XTO Energy Inc (XTO)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              27.0612                   18.3562                   25.2595
   04/01/2005         06/30/2005              28.0746                   19.9983                   26.144
   07/01/2005         09/30/2005              35.6201                   26.2671                   34.8587
   10/01/2005         12/30/2005              36.6201                   29.3437                   33.7972

   01/01/2006         03/31/2006              38.4661                   30.2437                   33.5126
   04/01/2006         06/30/2006              37.6                      29.208                    35.416
   07/01/2006         09/29/2006              39.384                    30.976                    33.704
   09/30/2006         12/29/2006              40.992                    30.928                    37.64

   01/01/2007         03/30/2007              44.664                    35.088                    43.848
   03/31/2007         06/29/2007              51.192                    43.288                    48.08
   06/30/2007         09/28/2007              51.424                    40.4                      49.472
   09/29/2007         12/31/2007              53.992                    47.616                    51.36

   01/01/2008         03/31/2008              64                        45.56                     61.86
   04/01/2008         06/30/2008              73.74                     59.51                     68.51
   07/01/2008         09/30/2008              71.36                     42.48                     46.52
   10/01/2008         10/10/2008              46.47                     23.80                     28.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Bristol-Myers Squibb Co (BMY)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               26                       23.25                      25.46
   04/01/2005         06/30/2005               26.6                     24.71                      24.98
   07/01/2005         09/30/2005               25.49                    23.8                       24.06
   10/01/2005         12/30/2005               24.2                     20.7                       22.98

   01/01/2006         03/31/2006               25.95                    21.21                      24.61
   04/01/2006         06/30/2006               25.97                    23.21                      25.86
   07/01/2006         09/29/2006               26.14                    20.08                      24.92
   09/30/2006         12/29/2006               26.41                    23.93                      26.32

   01/01/2007         03/30/2007               29.39                    25.73                      27.76
   03/31/2007         06/29/2007               32.25                    27                         31.56
   06/30/2007         09/28/2007               32.35                    26.38                      28.82
   09/29/2007         12/31/2007               30.35                    26.5184                    26.52

   01/01/2008         03/31/2008               27.37                    20.05                      21.3
   04/01/2008         06/30/2008               23.6                     19.43                      20.53
   07/01/2008         09/30/2008               22.93                    19.7                       20.85
   10/01/2008         10/10/2008               21.18                    16                         17.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Chevron Corp (CVX)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               63.15                     50.4                      58.31
   04/01/2005         06/30/2005               59.48                     49.81                     55.92
   07/01/2005         09/30/2005               65.98                     56.11                     64.73
   10/01/2005         12/30/2005               65.49                     54.8                      56.77

   01/01/2006         03/31/2006               62.72                     53.76                     57.97
   04/01/2006         06/30/2006               63.65                     55.41                     62.06
   07/01/2006         09/29/2006               68.47                     60.72                     64.86
   09/30/2006         12/29/2006               76.2                      62.22                     73.53

   01/01/2007         03/30/2007               74.98                     64.99                     73.96
   03/31/2007         06/29/2007               85.19                     74.05                     84.24
   06/30/2007         09/28/2007               95.5                      78.25                     93.58
   09/29/2007         12/31/2007               95.2                      81.92                     93.33

   01/01/2008         03/31/2008               95.21                     76.4                      85.36
   04/01/2008         06/30/2008              104.63                     84.57                     99.13
   07/01/2008         09/30/2008              100                        77.5                      82.48
   10/01/2008         10/10/2008               73.2825                   55.50                     57.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               15.51                     12.85                     14.21
   04/01/2005         06/30/2005               16.1                      12.04                     15.78
   07/01/2005         09/30/2005               21.06                     15.01                     20.04
   10/01/2005         12/30/2005               22.78                     17.49                     22.28

   01/01/2006         03/31/2006               30.44                     22.28                     29.25
   04/01/2006         06/30/2006               41.66                     24.07                     30.22
   07/01/2006         09/29/2006               31.59                     21.63                     23.6
   09/30/2006         12/29/2006               31.47                     20.35                     28.44

   01/01/2007         03/30/2007               29.49                     23.01                     24.02
   03/31/2007         06/29/2007               26.93                     22.36                     23.69
   06/30/2007         09/28/2007               30.99                     21                        30.56
   09/29/2007         12/31/2007               38.11                     29.25                     33.93

   01/01/2008         03/31/2008               46.3                      31.86                     38.75
   04/01/2008         06/30/2008               47.75                     33.83                     46.17
   07/01/2008         09/30/2008               52.65                     24.72                     31.63
   10/01/2008         10/10/2008               33.85                     22.66                     25.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Ingersoll-Rand Co Ltd (IR)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               43.96                     35.875                    39.825
   04/01/2005         06/30/2005               41.27                     35.125                    35.675
   07/01/2005         09/30/2005               41.64                     35.3                      38.23
   10/01/2005         12/30/2005               41.48                     35.57                     40.37

   01/01/2006         03/31/2006               44.5                      36.92                     41.79
   04/01/2006         06/30/2006               49                        38.75                     42.78
   07/01/2006         09/29/2006               43.33                     34.95                     37.98
   09/30/2006         12/29/2006               41.75                     35.85                     39.13

   01/01/2007         03/30/2007               45.62                     38.25                     43.37
   03/31/2007         06/29/2007               56.63                     43.39                     54.82
   06/30/2007         09/28/2007               56.66                     44.52                     54.47
   09/29/2007         12/31/2007               55.94                     42.94                     46.47

   01/01/2008         03/31/2008               46.57                     34.46                     44.58
   04/01/2008         06/30/2008               46.84                     36.54                     37.43
   07/01/2008         09/30/2008               41.14                     29.18                     31.17
   10/01/2008         10/10/2008               30.6                      17.86                     20.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Norfolk Southern Corp (NSC)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               38.99                     33.21                     37.05
   04/01/2005         06/30/2005               37.78                     29.6                      30.96
   07/01/2005         09/30/2005               40.93                     30.7                      40.56
   10/01/2005         12/30/2005               45.81                     38.01                     44.83

   01/01/2006         03/31/2006               54.93                     41.22                     54.07
   04/01/2006         06/30/2006               57.71                     46.17                     53.22
   07/01/2006         09/29/2006               54                        39.1                      44.05
   09/30/2006         12/29/2006               55.07                     42.8                      50.29

   01/01/2007         03/30/2007               53.84                     45.38                     50.6
   03/31/2007         06/29/2007               59.19                     49.7                      52.57
   06/30/2007         09/28/2007               59.77                     46.42                     51.91
   09/29/2007         12/31/2007               54.58                     48.03                     50.44

   01/01/2008         03/31/2008               56.96                     41.36                     54.32
   04/01/2008         06/30/2008               67.74                     54.25                     62.67
   07/01/2008         09/30/2008               75.53                     57.71                     66.21
   10/01/2008         10/10/2008               66.58                     45.06                     52.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Pfizer Inc (PFE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.35                     23.8                      26.27
   04/01/2005         06/30/2005               29.21                     25.52                     27.58
   07/01/2005         09/30/2005               27.82                     24.67                     24.97
   10/01/2005         12/30/2005               25.57                     20.27                     23.32

   01/01/2006         03/31/2006               26.84                     23.6                      24.92
   04/01/2006         06/30/2006               25.72                     22.51                     23.47
   07/01/2006         09/29/2006               28.58                     22.16                     28.36
   09/30/2006         12/29/2006               28.6                      23.75                     25.9

   01/01/2007         03/30/2007               27.41                     24.55                     25.26
   03/31/2007         06/29/2007               27.73                     25.23                     25.57
   06/30/2007         09/28/2007               26.15                     23.13                     24.43
   09/29/2007         12/31/2007               25.71                     22.24                     22.73

   01/01/2008         03/31/2008               24.24                     20.19                     20.93
   04/01/2008         06/30/2008               21.6                      17.12                     17.47
   07/01/2008         09/30/2008               20.13                     17.16                     18.44
   10/01/2008         10/10/2008               19.39                     14.31                     15.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Schlumberger Ltd (SLB)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               39.16                    31.57                      35.24
   04/01/2005         06/30/2005               39.225                   32.31                      37.97
   07/01/2005         09/30/2005               43.9                     37.425                     42.19
   10/01/2005         12/30/2005               51.49                    38.6501                    48.575

   01/01/2006         03/31/2006               65.875                   49.2                       63.285
   04/01/2006         06/30/2006               74.75                    54                         65.11
   07/01/2006         09/29/2006               68.55                    54.23                      62.03
   09/30/2006         12/29/2006               69.3                     56.85                      63.16

   01/01/2007         03/30/2007               71.17                    55.68                      69.1
   03/31/2007         06/29/2007               89.2                     68.25                      84.94
   06/30/2007         09/28/2007              108.75                    81.26                     105
   09/29/2007         12/31/2007              114.84                    87.42                      98.37

   01/01/2008         03/31/2008              102.71                    72.3                       87
   04/01/2008         06/30/2008              110.11                    85.72                     107.43
   07/01/2008         09/30/2008              111.951                   73.53                      78.09
   10/01/2008         10/10/2008               78                       51.25                      60.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about October 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 October _, 2008